Exhibit 99.1

FOR IMMEDIATE RELEASE

April 13, 2016

ART’S WAY MANUFACTURING ANNOUNCES FIRST

QUARTER FISCAL 2016 FINANCIAL RESULTS

Conference Call Scheduled For Thursday, April 14th, 2016 at 10:00 AM CT

ARMSTRONG, IOWA, April 13, 2016 – Art’s Way Manufacturing Co., Inc. (NASDAQ: ARTW), a diversified, international manufacturer and distributor of equipment serving agricultural, research, water treatment and steel cutting needs, announces its financial results for the first quarter of fiscal 2016.

In conjunction with the release, the Company has scheduled a conference call for Thursday, April 14th, 2016 at 10:00 AM CT. Marc H. McConnell, Chairman of the Board of Directors of Art’s Way Manufacturing, J. Ward McConnell Jr., Vice Chairman of the Board of Directors of Art’s Way Manufacturing, and Carrie Majeski, President and Chief Executive Officer will be leading the call to discuss the first quarter fiscal 2016 financial results.

What: Art’s Way Manufacturing, Inc. First Quarter Fiscal 2016 Financial Results.

When: Thursday, April 14th, 2016 10:00 AM CT.

How: Live via phone by dialing (877) 358-7309. Code: Art’s Way Manufacturing. Participants to the conference call should call in at least 5 minutes prior to the start time. A replay of the call will be archived on the Company’s website for 12 months. www.artsway-mfg.com/

	For the Three Months Ended (Consolidated)
	February 29, 2016	February 28, 2015	Change
Sales	$6,392,000	$7,289,000	-12.3%
Operating Income (Loss)	$149,000	$329,000	-54.7%
Net Income (Loss)	$81,000	$168,000	-51.7%
EPS (Basic)	$0.02	$0.04	-50.0%
EPS (Diluted)	$0.02	$0.04	-50.0%
Weighted Average Shares Outstanding:
Basic	4,074,338	4,050,507
Diluted	4,074,338	4,051,754

Sales: Consolidated corporate sales for the three-month period ended February 29, 2016 were $6,392,000 compared to $7,289,000 during the same respective period in 2015, a decrease of $897,000, or 12.3% decrease year-to-date. The decrease in revenue was primarily due to the decreased demand for our agricultural products that we have been experiencing for the last year. Consolidated gross margin for the three-month period ended February 29, 2016 was 26.6% compared to 28.2% for the same respective period in fiscal 2015. While we have decreased our fixed costs to more closely match our current demand, decreased revenues are still pressuring our margin profile.

Income: Consolidated net income was $81,000 for the three-month period ended February 29, 2016, compared to $168,000 for the same period in 2015. The decrease was primarily due to the decreases in revenue described above.

Earnings per Share: Earnings per basic and diluted share for the first quarter of fiscal 2016 were $0.02, compared to $0.04 for the same period in fiscal 2015.

Chairman of the Art’s Way Board of Directors, Marc H. McConnell reports, “Our profitable first quarter of 2016 was aided in great part by the impact of streamlining initiatives and other cost-cutting measures we have focused on for many months. We are pleased with the progress we have made given the challenging environment in several of the markets we serve and continue to focus on improving our business and profitability going forward.”

About Art’s Way Manufacturing, Inc.

Art's Way manufactures and distributes farm machinery niche products including animal feed processing equipment, sugar beet defoliators and harvesters, land maintenance equipment, crop shredding equipment, round hay balers, plows, hay and forage equipment, manure spreaders, reels for combines and swathers, and top and bottom drive augers, as well as pressurized tanks and vessels, modular animal confinement buildings and laboratories and specialty tools and inserts. After-market service parts are also an important part of the Company's business. The Company has four reporting segments: agricultural products; pressurized tanks and vessels; modular buildings; and tools.

For more information, including an archived version of the conference call, contact: Carrie Majeski, Chief Executive Officer

712-864-3131

investorrelations@artsway-mfg.com

Or visit the Company's website at www.artsway-mfg.com/

Cautionary Statements

This news release includes "forward-looking statements" within the meaning of the federal securities laws. Statements made in this release that are not strictly statements of historical facts, including our expectations regarding: (i) our business position; (ii) the impact of cost-cutting measures; (iii) future results; and (iv) the benefits of our business model, are forward-looking statements. Statements of anticipated future results are based on current expectations and are subject to a number of risks and uncertainties, including, but not limited to: customer demand for our products; credit-worthiness of our customers; our ability to operate at lower expense levels; our ability to complete projects in a timely and efficient manner in accordance with customer specifications; our ability to renew or obtain financing on reasonable terms; domestic and international economic conditions; factors affecting the strength of the agricultural sector; the cost of raw materials; unexpected changes to performance by our operating segments; and other factors detailed from time to time in our Securities and Exchange Commission filings. Actual results may differ markedly from management's expectations. The Company cautions readers not to place undue reliance upon any such forward-looking statements. We do not intend to update forward-looking statements other than as required by law.

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